NEW ALTERNATIVES FUND

Power of Attorney

I hereby appoint David J. Schoenwald and Murray D. Rosenblith, attorney for me and in my name and on my behalf to sign the Registration Statement on Form N-1A and any Post-Effective Amendment to the Registration Statement on Form N-1A of NEW ALTERNATIVES FUND to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on April 24, 2025.

/s/ KATHLEEN DON ANGELO

Name: Kathleen Don Angelo

Title: Vice President, Secretary and Treasurer

NEW ALTERNATIVES FUND

Power of Attorney

I hereby appoint David J. Schoenwald and Murray D. Rosenblith, attorney for me and in my name and on my behalf to sign the Registration Statement on Form N-1A and any Post-Effective Amendment to the Registration Statement on Form N-1A of NEW ALTERNATIVES FUND to be filed with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on April 22, 2025.

/s/ STEVEN A. YADEGARI

Name: Steven A. Yadegari

Title: Trustee